SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

I-many, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by I-many, Inc.

Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

Subject Company: I-many, Inc.

Commission File No.: 000-30883

The following is the text of an electronic mail message sent by the Chief Executive Officer of I-many, Inc. to the employees of I-many, Inc.:

“To all I-many employees:

“Earlier this morning a press release was issued by our largest shareholder, Diker Capital, indicating that they believe the value of our company is greater than the agreed consideration with Selectica. As such, this shareholder has indicated that it will not vote its shares in support of a transaction. I want to emphasize that this is not a particularly unusual action in today’s climate and one that does not change in any way our support for the merger or anticipation of a successful conclusion. In fact, as all shareholders have the opportunity to hold or adjust their vote until the shareholder meeting when the merger will be considered, there is really no advantage to signaling support for any deal, and much incentive to declare opposition to every deal before the meeting date. We believe the merits of a combination and its impact on our clients and employees remain intact and clearly in the best interests of all constituents, including our shareholders. The fact that this shareholder believes so fervently in our vision, direction and ability to execute is obviously a strong endorsement of the progress we have made in all areas of the business. As in all such transactions, the race is a marathon and not a sprint.”

Additional Information about the Transaction

This document is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, and is not intended to be a proxy solicitation.

I-many, Inc. (the “Company”) has filed a preliminary proxy statement and intends to file a definitive proxy statement and other documents with the Securities and Exchange Commission regarding the proposed merger, and other matters. A definitive proxy statement will be sent to the Company’s stockholders, seeking their approval of the merger and the Agreement and Plan of Merger. You should read the proxy because it includes important information about the merger. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by the Company with the SEC, for free, at the SEC’s website, www.sec.gov. Copies of the proxy statement and other documents filed by the Company with the SEC may also be obtained, for free, by directing your request to Kevin Harris, I-many, Inc., 732-452-1515, kharris@I-many.com.

Participants in the Transaction

The Company and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Company stockholders. These individuals may have an interest in the merger, including as a result of holding options or shares of the Company common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.